UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 1, 2011 (July 27, 2011)
CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
305 Hartmann Drive, Lebanon, Tennessee 37087
(615) 444-5533
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
               On August 1, 2011, Cracker Barrel Old Country Store, Inc. (the “Company”) announced the following changes to its management team and to the Board of Directors (the “Board”):
•	On July 28, 2011, the Board appointed Sandra B. Cochran, 52, currently President and Chief Operating Officer of the Company, to serve as Chief Executive Officer effective as of September 12, 2011. Upon Ms. Cochran’s appointment as Chief Executive Officer, she will continue to serve as President of the Company but will no longer serve as Chief Operating Officer. No replacement is being appointed to the position of Chief Operating Officer at this time.

From April 2009 until November 2010, Ms. Cochran served Executive Vice President and Chief Financial Officer of the Company and was named President and Chief Operating Officer of the Company on November 3, 2010. Ms. Cochran previously served from 2004 until 2009 as Chief Executive Officer of Books-A-Million, Inc. (“Books-A-Million”), a leading book retailer in the southeastern United States. Prior to joining Books-A-Million, Ms. Cochran served as a vice president (as well as in other capacities) of SunTrust Securities, Inc., a subsidiary of SunTrust Banks, Inc., for more than five years. Ms. Cochran has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. The Company did not enter into any material plan, contract or arrangement with, and did not make a grant or award to, Ms. Cochran in connection with the announcement of Ms. Cochran’s prospective appointment as Chief Executive Officer.

•	On July 28, 2011, Michael A. Woodhouse, currently Chairman and Chief Executive Officer of the Company, notified the Company of his intention to resign as Chief Executive Officer effective upon Ms. Cochran’s appointment to that position. Mr. Woodhouse will continue to serve as Executive Chairman of the Company.

•	On July 27, 2011, the Board, pursuant to the Company’s Bylaws and in accordance with its Charter, increased the size of the Board from 10 to 11 members. On the same date, the Company elected James W. Bradford as a director, effective immediately, to fill the vacancy created by the increase to the size of the Board. Mr. Bradford has not yet been appointed to any committees of the Board.

There are no arrangements or understandings between Mr. Bradford and any other persons pursuant to which he was selected as a director of the Company. Mr. Bradford has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. The Company did not enter into any material plan, contract or arrangement with, and did not make a grant or award to, Mr. Bradford in connection with Mr. Bradford’s election to the Board.

•	On July 28, 2011, directors Robert C. Hilton and Jimmie D. White informed the Company that they do not intend to stand for re-election to the Company’s Board when their terms expire at the Company’s 2011 annual meeting of shareholders. Messrs. Hilton and White will continue to serve as directors until that time. Neither Mr. Hilton’s nor Mr. White’s decision is due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
               The changes to the Company’s management team and to the Board are further described in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
               On August 1, 2011, the Company issued the press release attached hereto as Exhibit 99.1 announcing changes to the Company’s management team and to the Board, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
               (d) Exhibits.

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated August 1, 2011

SIGNATURE
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 1, 2011	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ N.B. Forrest Shoaf

	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated August 1, 2011